Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2010 relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of iShares MSCI All Peru Capped Index Fund, iShares MSCI Indonesia Investable Market Index Fund, iShares MSCI Ireland Capped Investable Market Index Fund, iShares MSCI Poland Investable Market Index Fund, iShares MSCI Emerging Markets Index Fund, iShares MSCI Japan Index Fund, iShares MSCI Austria Investable Market Index Fund, iShares MSCI Belgium Investable Market Index Fund, iShares MSCI Emerging Markets Eastern Europe Index Fund, iShares MSCI EMU Index Fund, iShares MSCI France Index Fund, iShares MSCI Germany Index Fund, iShares MSCI Italy Index Fund, iShares MSCI Netherlands Investable Market Index Fund, iShares MSCI Spain Index Fund, iShares MSCI Sweden Index Fund, iShares MSCI Switzerland Index Fund, iShares MSCI United Kingdom Index Fund, iShares MSCI Australia Index Fund, iShares MSCI Hong Kong Index Fund, iShares MSCI Japan Small Cap Index Fund, iShares MSCI Malaysia Index Fund, iShares MSCI Pacific ex-Japan Index Fund, iShares MSCI Singapore Index Fund, iShares MSCI South Korea Index Fund, iShares MSCI Taiwan Index Fund, iShares MSCI Thailand Investable Market Index Fund, iShares MSCI Brazil Index Fund, iShares MSCI BRIC Index Fund, iShares MSCI Canada Index Fund, iShares MSCI Chile Investable Market Index Fund, iShares MSCI Israel Capped Investable Market Index Fund, iShares MSCI Mexico Investable Market Index Fund, iShares MSCI South Africa Index Fund, iShares MSCI Turkey Investable Market Index Fund, and iShares MSCI USA Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
December 17, 2010